UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 28, 2006
ORIENTAL FINANCIAL GROUP INC.
(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893

(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Center Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico	00926

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (787) 771-6800
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On November 28, 2006, the Board of Directors of Oriental Financial Group Inc. (the “Company”) ratified a Non-Executive Chairman Agreement and a Change-in-Control Compensation Agreement, both of which were entered into by the Company and José J. Gil de Lamadrid, CPA, on November 10, 2006. Mr. Gil de Lamadrid is the Chairman of the Company’s Board of Directors. Attached hereto are copies of both agreements.
     The Non-Executive Chairman Agreement is for a term of three years commencing on November 1, 2006 and ending on October 31, 2009, and provides for payment to Mr. Gil de Lamadrid of: (i) an annual base fee of $200,000 payable in equal monthly installments; (ii) an annual cash bonus of $50,000, of which 50% is payable not later than December 31 of each year and the remaining 50% is payable not later than June 30 of the subsequent year; and (iii) an annual allowance of $50,000 to cover certain costs and expenses incurred by him, including, among others, automobile expenses and membership fees for social and business clubs. It also provides for the Company’s reimbursement of all reasonable travel and other expenses incurred by him in the performance of his duties under the agreement. It also requires the Company to provide him with office facilities, including all necessary secretarial services and suitable accommodations, and to grant him 10,000 stock options per year for the purchase of shares of the Company’s common stock. Unless there is a change in control of the Company, up to 25% of such options may be exercised by him each year commencing after the third anniversary of the agreement.
     The agreement further provides that, during its term, the Company’s Board of Directors will nominate and recommend to the stockholders the election of Mr. Gil de Lamadrid as a director at any election of directors in which his term as director will expire, and, if elected, the Board of Directors will elect him to the position of Chairman.
     The agreement may be terminated by the Board of Directors for “just cause” (as such term is defined therein) at any time. In the event it is terminated for “just cause,” Mr. Gil de Lamadrid will have no right to compensation or other benefits for any period after such termination. However, if it is terminated by the Board of Directors other than for just cause and other than in connection with a change in control of the Company, or if Mr. Gil de Lamadrid terminates the agreement for “good reason” (as such term is defined therein), the Company is required to pay him an amount equal to two times the aggregate annual compensation paid or payable to him, including base fee, bonus (equal to the highest cash bonus paid to him in any of the two fiscal years prior to the termination date), car allowance, and the value of any other benefits provided to him during the year in which the termination occurs. The payment is to be made in a lump sum on or before the fifth day following the date of termination.
     The agreement contains provisions restricting Mr. Gil de Lamadrid’s ability to engage or participate in, become a director of, or render advisory or other services to any firm or entity competitive with or to any business of the Company. The agreement does not contain any provision restricting his right to compete against the Company upon termination of the agreement.
     Pursuant to the Change-in-Control Compensation Agreement, which will be in effect for as long as the Non-Executive Chairman Agreement is in effect, Mr. Gil de Lamadrid is entitled to certain cash payment compensation in the event there is a “change in control” of the Company and as a result thereof or within one year after the change in control, the Non-Executive Chairman Agreement is terminated by the Company or its successor in interest. The cash compensation will be an amount equal to two times the sum of his annual base fee at the time the termination occurs and his last cash bonus paid prior to such termination. The cash payment compensation is in lieu of any other payments which he may be entitled to receive by law, contract or otherwise, and is payable in a lump sum within 30 days following the termination.
     For purposes thereof, a “change in control” of the Company is deemed to have occurred if any person or persons acting as a group within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities representing 25% or more of either the then outstanding shares of the Company’s common stock or the combined voting power of the Company’s then outstanding securities, and if individuals who on the date of the Change-in-Control Compensation Agreement are members of the Company’s Board of Directors cease for any reason to constitute at least a majority thereof, unless the appointment, election or nomination of each new director who was not a director on the date thereof has been approved by at least two-thirds of the directors in office on that date.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
     On November 28, 2006, the Board of Directors of the Company elected Pedro Morazzani, CPA, CVA, CFE, as a new director. He was named to the Audit Committee of the Board. Mr. Morazzani is a Certified Public Accountant, Certified Fraud Examiner and Certified Valuation Analyst. He is a founding partner of the accounting firm of Zayas, Morazzani & Co., San Juan, Puerto Rico, and, prior to that, he was for almost ten years a member of an international accounting firm.
     There is no arrangement or understanding between Mr. Morazzani and any other persons pursuant to which he was elected as a director. Furthermore, there has been no transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), since the beginning of the Company’s last fiscal year, or any currently proposed transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships), in which the Company (or any of its subsidiaries) was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Morazzani or any member of his immediate family had or will have a direct or indirect material interest.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Non-Executive Chairman Agreement with José J. Gil de Lamadrid

10.2	Change-in-Control Compensation Agreement with José J. Gil de Lamadrid
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: December 1, 2006	By:	/s/ Carlos O. Souffront Carlos O. Souffront
Secretary
Board of Directors